UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2021

A. H. BELO CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-7342
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, $0.01 par value	AHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2021 Annual Meeting of Shareholders of A. H. Belo Corporation (the "Company" or "A. H. Belo") was held on May 13, 2021. The following are the final voting results and a brief description of each matter submitted to the Company's shareholders at that meeting. Each proposal is described in more detail in the Company's 2021 Proxy Statement dated April 2, 2021.

Proposal 1: Election of Directors. The shareholders of the Company elected each of the director nominees nominated by the Company's Board of Directors, as follows: John A. Beckert, Louis E. Caldera, Robert W. Decherd, and Ronald D. McCray were elected as directors and are eligible to serve a one-year term until the 2022 annual meeting and until his successor is elected and qualified.

The following is a tabulation of the voting results with respect to each director nominee:

Director	Votes For	Votes Withheld	Broker Non-Votes
John A. Beckert	31,625,385	5,283,922	3,830,343
Louis E. Caldera	34,678,660	2,230,647	3,830,343
Robert W. Decherd	35,026,878	1,882,429	3,830,343
Ronald D. McCray	34,681,479	2,227,828	3,830,343

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm. The Company's shareholders ratified the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021 by an affirmative majority of the voting power represented at the annual meeting and entitled to vote:

Votes For	Votes Against	Abstain
40,681,525	28,847	29,278

Proposal 3: Approval of an Amendment to the Company’s Certificate of Formation to Change the Name of the Company. The Company's shareholders approved an amendment to the Company’s Certificate of Formation to change the name of the Company to DallasNews Corporation by an affirmative majority of the voting power represented at the annual meeting and entitled to vote:

The shareholder vote was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
40,482,390	252,551	4,709	0

Proposal 4: Approval of a Proposal to Authorize the Company’s Board of Directors to Effect, in the Board’s Discretion Prior to December 31, 2021, a Reverse Stock Split of the Company’s Common Stock and Amendment of the Company’s Certificate of Formation to Effect the Reverse Stock Split and Reduce Proportionately the Total Number of Authorized Shares of the Company’s Common Stock. The Company's shareholders authorized the Company’s Board of Directors to effect, in the Board’s discretion prior to December 31, 2021, a reverse stock split of all of the issued and outstanding and treasury shares of common stock, par value $0.01 per share, of the Company, at a ratio of not less than 1-for-3 and not more than 1-for-5, as determined by the Board of Directors, and approved a corresponding amendment to the Company’s Certificate of Formation to effect the reverse stock split and to reduce proportionately the total number of shares of common stock that the Company is authorized to issue by the affirmative vote of (i) the holders of at least two-thirds of the outstanding shares of Series A common stock and Series B common stock entitled to vote at the annual meeting, voting together as a single class; (ii) the holders of at least two-thirds of the outstanding shares of Series A common stock entitled to vote at the annual meeting, voting separately as a class; and (iii) the holders of at least two-thirds of the outstanding shares of Series B common stock entitled to vote at the annual meeting, voting separately as a class.

The shareholder vote was as follows:

Combined Series A and Series B Votes (together as a single class):

Votes For	Votes Against	Abstain	Broker Non-Votes
38,429,862	2,235,053	74,735	0

Combined Series A and Series B Shares (voting together as a single class):

Shares For	Shares Against	Abstain	Broker Non-Votes
16,703,187	2,234,765	74,735	0

Series A Shares (voting separately as a class):

Shares For	Shares Against	Abstain	Broker Non-Votes
14,289,112	2,234,733	74,735	0

Series B Shares (voting separately as a class):

Shares For	Shares Against	Abstain	Broker Non-Votes
2,414,075	32	0	0

Item 8.01. Other Events.

On May 13, 2021, the Company’s Board of Directors approved a third quarter 2021 dividend of $0.04 per share. The dividend will be payable on September 3, 2021 to shareholders of record at the close of business on August 13, 2021. The Company expects the current amount of the dividend to be proportionately adjusted in the event a reverse stock split is effectuated prior to the record date. A copy of the announcement press release is furnished with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by A. H. Belo Corporation on May 13, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 13, 2021	A. H. BELO CORPORATION

	By:	/s/ Christine E. Larkin
Christine E. Larkin
Senior Vice President/General Counsel